CLYDE BAILEY P.C.
_________________________________________________________________
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                             (210) 699-1287(ofc.)
                             (888) 699-1287  (210) 691-2911 (fax)

                                                          Member:
                                      American Institute of CPA's
                                           Texas Society of CPA's
July 28, 2004


I consent to the use, of my report dated March 1, 2004, in the Form 10SB12G, on the financial statements of Golden Hope
Resources Corp., dated December 31, 2003, included herein and to the reference made to me.


/s/ Clyde Bailey
by Clyce Bailey, P.C.
San Antonio, Texas